SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

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ITLA Capital Corporation

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ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

June 28, 2004

Dear Fellow Shareholder:

      On behalf of the Board of Directors and management of ITLA Capital Corporation, we cordially invite you to attend our Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m., California time, on July 28, 2004 at the Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, California.

      An important aspect of the meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of two directors of ITLA Capital and (ii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004. Your Board of Directors unanimously recommends that you vote FOR the Board’s nominees for election as directors and FOR ratification of the appointment of Ernst & Young LLP.

      We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

      Thank you for your attention to this important matter.

Very truly yours,

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 28, 2004

       Notice is hereby given that the Annual Meeting of Shareholders of ITLA Capital Corporation (“ITLA Capital”) will be held at the Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, California, on July 28, 2004 at 2:00 p.m., California time.

      A Proxy Card and a Proxy Statement for the Meeting are enclosed.

      The Meeting is for the purpose of considering and acting upon:

1.	The election of two (2) directors of ITLA Capital;

2.	The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2004; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

      Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on June 18, 2004 are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the main office of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

      You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California

June 28, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
VOTING RIGHTS AND PROXY INFORMATION
BENEFICIAL STOCK OWNERSHIP OF 5% OR MORE SHAREHOLDERS AND MANAGEMENT
INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS
INFORMATION AS TO EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
BOARD MEETINGS, BOARD COMMITTEES AND CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
TRANSACTIONS WITH CERTAIN RELATED PERSONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSAL II -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

ITLA CAPITAL CORPORATION

888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 28, 2004

       This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation (“we,” “our,” “us” or “ITLA Capital”), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the “Meeting”), and all adjournments or postponements of the Meeting. The Meeting will be held at the Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, California, on July 28, 2004 at 2:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and form of proxy and this Proxy Statement are first being mailed to shareholders on or about June 28, 2004. Certain of the information provided herein relates to Imperial Capital Bank, a wholly owned subsidiary of ITLA Capital (sometimes referred to below as the “Bank”).

      At the Meeting, our shareholders are being asked to consider and vote upon: (i) the election of two directors of ITLA Capital; and (ii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

VOTING RIGHTS AND PROXY INFORMATION

      All shares of our common stock, par value $.01 per share (“Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted “FOR” the election of both nominees named in this Proxy Statement and “FOR” the ratification of the appointment of Ernst & Young LLP. We do not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, our Board of Directors, as proxy for the shareholder, will have the discretion to vote on such matters in accordance with its best judgment.

      Directors will be elected by a plurality of the votes cast. The ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, shareholders may either vote “FOR” both nominees for election or withhold their votes from either nominee for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast. For the proposal to ratify the appointment of the independent auditors, shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to this proposal. Proxies marked to abstain will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal. The holders of at least one-third of the outstanding shares of our Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

      A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

      Shareholders of record as of the close of business on June 18, 2004 will be entitled to one vote for each share then held. As of that date, we had 6,205,790 shares of Common Stock outstanding.

BENEFICIAL STOCK OWNERSHIP OF 5% OR MORE SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of June 18, 2004, certain information as to (i) those persons who were known by our management to be beneficial owners of more than five percent of our Common Stock outstanding; (ii) the shares of our Common Stock beneficially owned by our executive officers named below; and (iii) the shares of Common Stock beneficially owned by all of our executive officers and directors as a group. For information regarding share ownership by directors individually, see “Proposal I — Election of Directors.” The address of each person named in the table, except where otherwise indicated, is the same address as ITLA Capital. An asterisk denotes beneficial ownership of less than one percent.

	Shares Beneficially		Percent
Beneficial Owner	Owned		of Class

Eubel Brady & Suttman Asset Management Inc.	511,107	(1)	8.24%
7777 Washington Village Drive, Suite 210
Dayton, Ohio 45459
Franklin Mutual Advisors, LLC	466,396	(2)	7.52%
51 John F. Kennedy Parkway
Short Hills, NJ 07078
Friedman, Billings, Ramsey Group, Inc.	446,800	(3)	7.20%
1001 19th Street North
Arlington, VA 22209
Dimensional Fund Advisors	425,600	(4)	6.86%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Thomson Horstmann & Bryant, Inc.	375,200	(5)	6.05%
Park 80 West, Plaza Two
Saddle Brook, NJ 07663
Wellington Management Company, LLP	368,400	(6)	5.94%
75 State Street
Boston, MA 02109
Barclays Global Investors, NA	325,497	(7)	5.25%
45 Fremont Street
San Francisco, CA 94105
George W. Haligowski	461,468	(8)	7.11%
Chairman of the Board, President and Chief Executive Officer
Norval L. Bruce	92,663	(8)	1.48%
Vice Chairman of the Board and Chief Credit Officer
Timothy M. Doyle	96,943	(8)	1.54%
Senior Managing Director and Chief Financial Officer
Don Nickbarg	43,761	(8)	*
Senior Managing Director and Chief Banking Officer
Scott A. Wallace	26,905	(8)	*
Managing Director — Finance and Treasurer
All directors and executive officers as a group (15 persons)	834,601	(9)	12.33%

(1)	As reported by Eubel Brady & Suttman Asset Management, Inc. (“Suttman”) on a Schedule 13G amendment filed on February 17, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Suttman reported sole voting and dispositive power as to none of the 511,107 shares, and shared voting and dispositive power as to all of the 511,107 shares covered by the report.

(2)	As reported by Franklin Mutual Advisors, LLC (“Franklin”) on a Schedule 13G amendment filed on February 9, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Franklin reported sole voting and dispositive powers as to all of the 466,396 shares, and shared voting and dispositive powers as to none of the 466,396 shares covered by the report.

(3)	As reported by Friedman, Billings, Ramsey Group, Inc. (“FBR”) on a Schedule 13G amendment filed on February 17, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. FBR reported sole voting and dispositive powers as to none of the 446,800 shares, and shared voting and dispositive powers as to all of the 446,800 shares covered by the report.

(4)	As reported by Dimensional Fund Advisors (“Dimensional”) on a Schedule 13G amendment filed on February 6, 2004 and filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Dimensional reported sole voting and dispositive powers as to all of the 425,600 shares, and shared voting and dispositive powers as to none of the 425,600 shares covered by the report.

(5)	As reported by Thomson Horstmann & Bryant, Inc. (“Thomson”) on a Schedule 13G amendment filed on January 21, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported shared voting and dispositive power as to none of the 375,200 shares, sole voting power as to 181,600 shares, and sole dispositive power as to all of the 375,200 shares covered by the report.

(6)	As reported by Wellington Management Company, LLP (“WMC”) on a Schedule 13G amendment filed on February 12, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. WMC reported sole voting and dispositive powers as to none of the 368,400 shares, shared voting power as to 167,800 shares, and shared dispositive power as to all of the 368,400 shares covered by the report.

(7)	As reported by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC., Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA., and Barclays Private Bank Limited, on a Schedule 13G filed on February 17, 2004 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. With respect to the 325,497 shares listed, Barclays Global Investors, NA., reported sole voting and dispositive powers as to 245,329 shares, and shared voting and dispositive powers as to none of such shares, and Barclays Global Fund Advisors reported sole voting and dispositive powers as to 46,093 shares, and shared voting and dispositive powers as to none of such shares.

(8)	Includes 285,000, 47,365, 70,000, 35,000 and 23,333 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 18, 2004, held by Messrs. Haligowski, Bruce, Doyle, Nickbarg and Wallace, respectively.

(9)	Includes shares held directly, as well as an aggregate of 563,863 shares underlying stock options which are currently exercisable or which will become exercisable within 60 days after June 18, 2004 under our stock option plans, vested shares held under our Supplemental Executive Retirement Plan, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations of which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power.

PROPOSAL I — ELECTION OF DIRECTORS

      Our Board of Directors is comprised of seven members. Approximately one-third of our directors are elected annually. Our directors are generally elected to serve for three-year terms or until their respective successors have been elected and qualified.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

      The table below sets forth certain information regarding the composition of our Board of Directors, including the directors’ terms of office. It is intended that the proxies solicited on behalf of our Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as our Board of Directors may recommend. At this time, our Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between either nominee and any other person pursuant to which the nominee was selected. An asterisk denotes beneficial ownership of less than one percent. Our Board of Directors unanimously recommends that shareholders vote “FOR” both nominees named below for election as directors.

					Shares of
					Common Stock
				Term	Beneficially	Percent
		Positions Held	Director	to	Owned at	of
Name	Age(1)	In ITLA Capital	Since	Expire	June 18, 2004(2)	Class

Nominees
Sandor X. Mayuga	54	Director	1996	2007	10,800	*
Robert R. Reed	65	Director	1996	2007	10,400	*
Directors Continuing in Office
George W. Haligowski	49	Chairman of the Board, President and Chief Executive Officer	1996	2005	461,468	7.11
Hirotaka Oribe	69	Director	1996	2005	10,200	*
Norval L. Bruce	62	Vice Chairman of the Board and Chief Credit Officer	1997	2006	92,663	1.48
Jeffrey L. Lipscomb	50	Director	1996	2006	10,600	*
Preston Martin	80	Director	2002	2006	5,666	*

(1)	As of June 18, 2004.

(2)	Includes shares held directly, as well as shares which are subject to immediately exercisable options and options exercisable within 60 days of June 18, 2004, under our stock option plans, vested shares held by our Supplemental Executive Retirement Plan, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power. The above named individuals held exercisable options and options exercisable within 60 days of June 18, 2004 as follows: Director Mayuga — 10,000 shares; Director Reed — 10,000 shares; Chairman Haligowski — 285,000 shares; Director Oribe — 10,000 shares; Vice Chairman Bruce — 47,365 shares; Director Lipscomb — 10,000 shares; and Director Martin — 5,000 shares.

      The business experience of each of our directors for at least the past five years is as follows:

      Sandor X. Mayuga is a member of the California State Bar and has been a member of the law firm of Keesal, Young & Logan since 2004. Previously, he was a member of the law firm of Tisdale & Nicholson from 1994 to 2003. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial

Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga’s practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters.

      Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980. From 1995 to 2000, Mr. Reed served as a director of the Santa Ana City Cable Television Review Board.

      George W. Haligowski has served as ITLA Capital’s Chairman of the Board, President and Chief Executive Officer since inception. He has also served as the Bank’s Chairman of the Board and Chief Executive Officer since 1992, and was the Bank’s President from 1992 to October 1997. In 2000 he was again appointed as President of the Bank. From 1990 to 1992, he actively served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to 1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976).

      Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings, retail space and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973.

      Norval L. Bruce has served as the Vice Chairman and Chief Credit Officer for ITLA Capital and the Bank since June of 1999. He was previously President and Chief Operating Officer of the Bank from October 1997 to June 1999, and previously was the Executive Vice President and Chief Credit Officer of the Bank from 1990 to October 1997. Mr. Bruce was appointed a director of the Bank and the Company in January 1997 and September 1997, respectively. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality.

      Jeffrey L. Lipscomb is an Investment Advisory Associate with AXA Advisors and formerly was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning, and also was with Kidder Peabody from 1983 to 1986.

      Preston Martin is the former Vice Chairman of the Federal Reserve Board of Governors. Mr. Martin previously served as a Senior Advisory Director to the Board. Mr. Martin is currently Chairman of the Board of Martin Associates, a San Francisco based financial services company. Mr. Martin was Chairman and Chief Executive Officer of Seraro Corporation, a Sears Roebuck enterprise, PMI Mortgage Insurance Corporation and PMI Mortgage Corporation. Mr. Martin was also Professor of Finance and Director of Executive Programs at the University of Southern California.

INFORMATION AS TO EXECUTIVE OFFICERS

WHO ARE NOT ALSO DIRECTORS

      Our executive officers who are not also directors are identified below.

Name	Age	Position

Timothy M. Doyle	47	Senior Managing Director and Chief Financial Officer of ITLA Capital and the Bank
Don Nickbarg	51	Senior Managing Director and Chief Financial Officer of ITLA Capital and the Bank
William A. Schack	42	Managing Director — Operations, Imperial Capital Express
William K. Callam	47	Managing Director — National Sales Manager, Commercial Real Estate Lending
Scott A. Wallace	41	Managing Director — Finance and Treasurer of ITLA Capital and the Bank
Gregory Kelsey	58	Managing Director — National Sales Manager, Imperial Capital Express
Phillip Lombardi	47	Managing Director — Operations, Commercial Real Estate Lending
Anthony A. Rusnak	40	Deputy Managing Director — General Counsel and Secretary of ITLA and the Bank

      Timothy M. Doyle has served as Senior Managing Director and Chief Financial Officer of ITLA Capital and the Bank since May 2000. He was previously Managing Director and Chief Administrative Officer of ITLA Capital and the Bank since 1996. Before joining the Bank, he was the Controller and Director of Operations at Northeastern Plastics from 1995 to 1996; Assistant Controller of Alpha Wire Corporation from 1992 to 1994; and Vice President and Chief Financial Officer of Halivest International, Ltd. from 1989 to 1991. From 1982 to 1988, he was the Corporate Controller of the Shepaug Corporation.

      Don Nickbarg has served as Senior Managing Director and Chief Banking Officer of ITLA Capital and the Bank since November 2002. He has served in several other capacities, including Senior Managing Director and Chief Operating Officer, Managing Director of Asset Acquisition and New Business Development, Chief Administrative Officer as well as Treasurer. Prior to joining ITLA Capital in 1998, he was a consultant with Centennial International LLC from 1996 to 1998; Chief Financial Officer of AIOC Corporation from 1994 to 1996; Vice President and Team Leader at The Chase Manhattan Bank from 1991 to 1994; Vice President and Treasurer of Drexel Burnham Lambert Holdings, Ltd. from 1986 to 1990; Vice President with The Hong Kong and Shanghi Banking Company from 1980 to 1986; and Assistant Treasurer with the Swiss Bank Corporation from 1976 to 1980.

      William A. Schack has served as Managing Director — Operations for the Bank’s lending division, Imperial Capital Express since May 2004. He was previously the Deputy Chief Credit Officer-Administration of ITLA Capital and the Bank since November 2002. Prior to that he was Managing Director — Director of Operations of the Bank from August 2001 to November 2002 and First Vice President — Director of Portfolio Management and Loan Administration of the Bank from April 2001 to August 2001. Prior to joining ITLA Capital he was Senior Vice President Chief Operating Officer of First Bank of Beverly Hills from 1999 through 2001 and served in various senior management capacities with First Bank since 1997. He has also held senior managerial positions with First Los Angeles Bank and Western Federal Savings Bank from 1990 through 1995.

      Scott A. Wallace has served as Managing Director — Finance and Treasurer of ITLA Capital and the Bank since May 2004. He was previously the Chief Administrative Officer from November 2001, the Deputy Managing Director and Chief Accounting Officer of ITLA Capital and the Bank from October 1999 until October 2001 and was Vice President Controller of the Bank from September 1996 until October 1999. Prior to joining the Bank in September 1996, he was Vice President — Finance of Westfield Corporation, Inc. in

1996 and was Vice President — Controller of First Los Angeles Bank in 1995. From 1984 to 1994, he was a senior manager with Kenneth Leventhal & Company.

      William K. Callam has served as Managing Director — National Sales Manager, Commercial Real Estate Lending of ITLA Capital and the Bank since May 2004. He was previously the Deputy Chief Credit Officer — Production from November 2002, the First Vice President and Director of Loan Operations, and Vice President and Chief Appraiser, since joining the Bank in December 1999. Prior to joining the Bank, he was Vice President — Team Leader with Bank of America, and its predecessor, Security Pacific National Bank, from 1989 to 1999, with an interim position as Vice-President and Chief Appraiser of First Los Angeles Bank in 1994 to 1995.

      Gregory J. Kelsey has served as Managing Director — National Sales Manager for Imperial Capital Express, since May 2004. He began working for ITLA Capital in 2002 as a director of the Bank’s Imperial Capital Express lending division. Prior to joining ITLA Capital, he served as Vice President/ Regional Manager for Southern Pacific Bank since 1994; President of BBH Funding Group, Inc. and BBH Financial Services, Inc. (affiliates of Bank of Beverly Hills) from 1992 to 1994; partner with Commercial Mortgage Underwriters, Inc. from 1986 to 1992; Senior Vice President of Deseret Pacific Mortgage (a subsidiary of Deseret Federal Savings Bank) from 1982 to 1986; and Senior Vice President of First Regional Bank (formerly Great American Bank) from 1980 to 1982. From 1971 to 1980, he served in various positions with First Interstate Bank, and was ultimately promoted to Vice President and Regional Manager.

      Phillip Lombardi joined ITLA Capital in May 2004 as Managing Director — Operations, Commercial Real Estate Lending. Prior to joining ITLA Capital, Mr. Lombardi served as Vice President and Manager, Real Estate Industries Division, for Bank of the West since 2001 and served in various positions with Citigroup and its affiliated entities from 1985 to 2000. From 1981 to 1985 he served in various positions with 666 Associates/666 Venture, Inc., a real estate development company. From 1978 to 1981, he served as Supervisor, Loan Closing and Administration, for Washington Mutual Savings Bank.

      Anthony A. Rusnak has served as ITLA Capital and the Bank’s Deputy Managing Director — General Counsel and Corporate Secretary since November 1997. Prior to joining us, he was in private practice for seven years representing financial institutions, businesses, corporations and individuals in business, real estate transactions and litigation. Previously, he worked for law firms in the San Diego area, as well as for San Diego Gas and Electric’s corporate in-house counsel.

BOARD MEETINGS, BOARD COMMITTEES

AND CORPORATE GOVERNANCE MATTERS

      Our Board of Directors generally meets every other month and may have additional special meetings from time to time. During the year ended December 31, 2003, our Board of Directors met six times. No current director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. In addition, all of our Board members are expected to attend our annual meeting of shareholders, although we do not have any written policy as to Board members’ attendance at the annual meeting of shareholders. Last year’s annual meeting of shareholders was attended by the entire Board of Directors.

      Our Board of Directors has determined that Messrs. Lipscomb, Oribe, Martin, Mayuga and Reed, constituting a majority of the Board members, are “independent directors” as that term is defined in the National Association of Securities’ Dealers (“NASD”) listing standards for the Nasdaq Stock Market. Shareholders may communicate directly with the Board of Directors by sending written communications to ITLA Capital, addressed to the Audit Committee Chairman.

Board Committees

      The Board of Directors’ principal standing committees are the Audit, Compensation and Executive Committees. During 2003, the Compensation and Audit Committees were composed of independent directors. The Board of Directors has adopted a written charter for the Audit Committee, as well as a written code of business conduct and ethics that applies to all of our directors, officers and employees. You may obtain copies of these documents free of charge by writing to Anthony A. Rusnak, Esq., Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037 or by calling (858) 551-0511. In addition, our code of business conduct and ethics is available on our website located at www.itlacapital.com. Our Audit Committee charter is attached to this proxy statement as Appendix A.

      The principal standing committees are described below.

      Audit Committee. The Audit Committee is currently comprised of Messrs. Martin (Chairman), Lipscomb and Reed. Our Board of Directors has determined that Mr. Martin is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission, and that all of the Audit Committee members meet the independence requirements as set forth in the NASD’s listing standards. The Audit Committee met four times during fiscal year 2003. The Audit Committee assists our Board in its oversight responsibility relating to the integrity of our financial statements and the financial reporting process, the systems of internal accounting and financial controls and compliance with legal and regulatory requirements. The Audit Committee, among other things:

•	oversees the entire audit function for ITLA Capital, both internal and independent;

•	hires, terminates and/or reappoints our independent auditors;

•	ensures the existence of effective accounting and internal control systems;

•	approves non-audit and audit services to be performed by the independent auditors;

•	reviews and approves all related party transactions for potential conflict of interest situations; and

•	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

      The report of the Audit Committee is set forth below under “Audit Committee Report.”

      Compensation Committee. The Compensation Committee currently consists of Messrs. Lipscomb and Oribe. The Compensation Committee met once during fiscal year 2003. The Compensation Committee is responsible for:

•	determining compensation to be paid to our executive officers and directors;

•	overseeing the administration of our employee benefit plans covering employees generally; and

•	reviewing our compensation policies and plans.

      The report of the Compensation Committee is set forth below under “Compensation Committee Report on Executive Compensation.”

      Executive Committee. The primary responsibilities of the Executive Committee are to advise our management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held twelve meetings in fiscal 2003.

Director Nominations

      Director nominees are recommended by a majority of our independent directors in accordance with the NASD’s listing standards. Our full Board of Directors nominates individuals for election after receiving and considering the recommendations of the independent directors. Our Board of Directors has not deemed it necessary to formally designate a separate nominating committee because the Board is relatively small and a substantial majority of our directors (five out of seven) are independent. In addition, each of our independent directors participates in the process of recommending candidates to the full Board.

      Candidates for election to our Board of Directors are considered based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable obligations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to ITLA Capital’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole.

      Nominations must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article II, Section 6(c) of our bylaws. Shareholders may recommend candidates for consideration by our independent directors by following the procedures set forth in Article II, Section 6(c). Shareholder recommended candidates will be considered and evaluated using the same criteria set forth above.

      Article II, Section 6(c) of our bylaws provides that nominations for election as directors by shareholders must be made in writing and delivered to the Secretary of ITLA Capital at least 90 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 100 days prior to the date of the meeting, nominations must be received by ITLA Capital not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Article II, Section 6(c) of our bylaws. This information includes the following:

(i) as to each person whom a shareholder proposes to nominate for election as a director, all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, including the proposed nominee’s written consent to serve as a director, if elected; and

(ii) as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of the shareholder; and

•	the number of shares of our Common Stock beneficially owned by the shareholder.

      The foregoing description is a summary of our nominating process. Any shareholder wishing to nominate a candidate or recommend a nominee to our Board of Directors for its consideration should review and must comply in full with the procedures set forth in our certificate of incorporation and bylaws, and Delaware law.

      As stated above, during 2003 our Board of Directors was responsible for nominating directors and met one time with respect to the selection of director nominees.

AUDIT COMMITTEE REPORT

      The following Report of the Audit Committee of our Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent ITLA Capital specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

      Management is responsible for ITLA Capital’s internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an independent audit of ITLA Capital’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

      As required by its charter, the Audit Committee received and reviewed the report of Ernst & Young LLP regarding the results of their audit, as well as the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee reviewed and discussed the audited financial statements with ITLA Capital’s management. A representative of Ernst & Young LLP also discussed with the Audit Committee the independence of Ernst & Young LLP from ITLA Capital, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

      In fulfilling its oversight responsibility of reviewing the services performed by ITLA Capital’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of ITLA Capital’s internal controls and the overall quality of ITLA Capital’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Relationship with Independent Auditors” below.

      ITLA Capital’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the SEC pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (“Sarbanes”). Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

      Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the audited financial statements be included in ITLA Capital’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the SEC.

      Respectfully submitted by the members of the Audit Committee of the Board of Directors of ITLA Capital Corporation.

Preston Martin
Jeffrey L. Lipscomb
Robert R. Reed

RELATIONSHIP WITH INDEPENDENT AUDITORS

General

      The Audit Committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our consolidated financial statements for the year ending December 31, 2004, subject to the ratification of the appointment by ITLA Capital’s shareholders. See “Proposal 2 — Ratification of the Appointment of Auditors” below.

Independent Auditing Firm Fees

      During the years ended December 31, 2003 and 2002, Ernst & Young LLP provided various audit, audit related and non-audit services to us. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audit of our annual financial statements and reviews of financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years: $225,250 — 2003; $181,000 — 2002.

(b) Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, and consultation on accounting matters: $70,000 — 2003; $17,250 — 2002.

(c) Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax return preparation: $101,000 — 2003; $91,600 — 2002.

(d) All other fees: None — 2003; None — 2002.

      The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging our independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement to render that service. Accordingly, we do not engage our independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. The engagement of Ernst & Young LLP to render 100 percent of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services.

DIRECTOR COMPENSATION

      Fee Arrangements. During 2003, each non-employee director was paid a monthly fee of $2,250 for serving on ITLA Capital’s Board of Directors and $750 for each Board or Committee meeting attended for service on such committee. In addition, Director Reed received an honorarium of $5,000 for his active participation during 2003 in legislative matters and Director Oribe received an honorarium of $15,000 for his time and assistance with Japanese business matters and his extensive work with the Executive Committee. In 2003, Director Martin received a monthly retainer fee of $1,250 for his service as Chairman of the Audit Committee.

      Voluntary Retainer Stock and Deferred Compensation Plan. In 1996, ITLA Capital adopted the Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the “Outside Director Plan”). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors in the form of Stock Units (“Stock Units”) in a Stock Unit account (“Stock Unit Account”). Directors may elect to have up to 100% of their fees converted into stock units.

      For dividends paid with respect to our Common Stock, each non-employee director has credited to his Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director’s Stock Unit Account will be settled by delivering to the non-employee director (or his beneficiary) the number of shares of our common stock equal to the number of whole Stock Units then credited to the non-employee director’s Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

      To date, no amounts have been deferred under the Outside Director Plan.

      Stock Options. Directors are also eligible to receive stock option grants. Non-employee directors may receive option grants under our 1995 Stock Option Plan for Non-Employee Directors, and directors who are also employees (Messrs. Haligowski and Bruce) may receive option grants under our 1995 Employee Stock Incentive Plan (the “Employee Stock Incentive Plan”). On October 30, 2003, Preston Martin was granted an option to purchase 1,000 shares of common stock with an exercise price of $46.69 per share. The option vests in full on October 30, 2004 and will expire on October 30, 2013. No other options were granted to directors during 2003.

EXECUTIVE COMPENSATION

      The following table sets forth summary information concerning compensation earned by or paid to our Chief Executive Officer and to our four highest earning other executive officers, based on salary and bonus for 2003. Each of these officers received perquisites and other personal benefits in addition to salary and bonus during the periods stated. The aggregate amount of these perquisites and other personal benefits, however, did not exceed the lesser of $50,000 or 10% of the total of their annual salary and bonus and, therefore, has been omitted as permitted by the rules of the SEC. The term “named executive officers” is used from time to time in this proxy statement to refer to the officers listed in the table below.

						Long-Term
		Annual Compensation				Compensation	All
							Other
		Salary		Bonus		Options	Compensation
Name and Principal Position	Year	($)		($)		(#)(1)	($)

George W. Haligowski	2003	$496,202		$998,775	(2)	—	$231,081	(3)
Chairman of the Board, President	2002	$443,350		$579,000	(2)	37,500	$309,583
and Chief Executive Officer	2001	$397,515		$457,125	(2)	—	$780,761
Norval L. Bruce	2003	$230,769	(8)	$159,504	(8)	—	$47,642	(4)
Vice Chairman of the Board, Chief	2002	$217,469	(8)	$115,265	(8)	20,000	$83,654
Credit Officer	2001	$200,538	(8)	$96,502	(8)	—	$132,872
Timothy M. Doyle	2003	$193,917		$141,004		—	$32,607	(5)
Senior Managing Director and	2002	$180,726		$98,314		15,000	$63,707
Chief Financial Officer	2001	$166,633		$80,186		—	$107,919
Don Nickbarg	2003	$175,528		$103,003	(9)	—	$26,767	(6)
Senior Managing Director and	2002	$163,004		$64,990	(9)	15,000	$69,555
Chief Banking Officer	2001	$130,946		$62,550	(9)	10,000	$23,547
Scott Wallace	2003	$149,084		$69,503		—	$23,457	(7)
Managing Director — Finance and	2002	$139,545		$63,005		5,000	$24,613
Treasurer	2001	$124,515		$40,000		3,000	$8,387

(1)	Options were granted on various dates and vest one-third on each of the three subsequent anniversary dates of issuance.

(2)	$400,000 of the 2003 bonus was deferred at the election of the named executive officer under ITLA Capital’s Nonqualified Deferred Compensation plan. The deferred portions of the 2002 and 2001 bonuses were $400,000 and $200,000, respectively.

(3)	Consists of (a) $23,000 in auto related benefits, (b) $30,000 in supplemental housing payments, (c) $56,845 in life insurance premiums, (d) $6,000 in employer contributions to ITLA Capital’s 401(k) plan, (e) $32,940 in preferential interest on employee savings accounts in 2003, and (f) an allocation of 9,144 shares of restricted stock under the Supplemental Executive Retirement Plan (“SERP”) valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $82,296.

(4)	Consists of (a) $2,379 in auto related benefits, (b) $3,233 in life insurance premiums, (c) $6,000 in employer contributions to ITLA Capital’s 401(k) plan, (d) $13,026 in preferential interest on employee savings accounts in 2003, and (e) an allocation of 2,556 shares of restricted stock under the SERP valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $23,004.

(5)	Consists of (a) $1,851 in auto related benefits, (b) $6,000 in employer contributions to ITLA Capital’s 401(k) plan, (c) $5,253 in life insurance benefits in 2003, and (d) an allocation of 2,167 shares of restricted stock under the SERP valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $19,503.

(6)	Consists of (a) $1,818 in auto related benefits, (b) $6,000 in employer contributions to ITLA Capital’s 401(k) plan, (c) $824 in life insurance benefits in 2003, (d) $629 in preferential interest on employee savings accounts in 2003, and (e) an allocation of 1,944 shares of restricted stock under the SERP valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $17,496.

(7)	Consists of (a) $1,583 in auto related benefits, (b) $6,000 in employer contributions to ITLA Capital’s 401(k) plan, (c) $298 in life insurance benefits in 2003, (d) $573 in preferential interest on employee savings accounts in 2003, and (e) an allocation of 1,667 shares of restricted stock under the SERP valued at $9.00 per share (see “Supplemental Executive Retirement Plan” below) for an aggregate value of $15,003.

(8)	$115,385 of the 2003 salary and none of the 2003 bonus was deferred at the election of the named executive officer under ITLA Capital’s Nonqualified Deferred Compensation plan. The respective amounts deferred were $108,735 and $57,633 in 2002 and $100,269 and $48,251 in 2001.

(9)	$20,000 of the 2003 bonus was deferred at the election of the named executive officer under ITLA Capital’s Nonqualified Deferred Compensation plan. The respective amounts deferred were $10,000 in 2002 and none in 2001.

Option Grants for 2003

      No stock options or stock appreciation rights have been granted to the named executive officers in 2003 pursuant to the Stock Option Plan.

Option Exercises and Values at December 31, 2003

      The following table sets forth certain information concerning the number and value of stock options at December 31, 2003 held by the named executive officers.

Aggregated Option Exercises In Last Fiscal Year And

Option Values At December 31, 2003

			Number of Unexercised		Value of Unexercised
	Shares		Option at Fiscal		“In-the-Money” Options at
	Acquired on	Value	Year-End(#)		Fiscal Year-End(1)($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

George W. Haligowski	100,000	$3,992,800	272,500	25,000	$10,274,750	$667,500
Norval L. Bruce	60,968	2,200,514	40,698	13,334	1,435,677	361,333
Timothy M. Doyle	—	n/a	65,000	10,000	2,243,325	271,000
Don Nickbarg	—	n/a	26,666	13,334	919,933	383,967
Scott Wallace	—	n/a	20,667	4,333	700,230	97,390

(1)	The difference between the aggregate option exercise price and the closing price of $50.10 of the underlying shares at December 31, 2003.

Agreements With Mr. Haligowski

      We have entered into an employment agreement with Mr. Haligowski. The employment agreement provides for an initial employment term of five years, with the agreement automatically annually extending for an additional one-year period each year unless either party provides the other with at least 90 days notice of the non-extension or termination. The employment agreement provides that we may terminate Mr. Haligowski “for cause,” as defined in the employment agreement. In the event Mr. Haligowski is “involuntarily terminated,” as defined in the employment agreement, including following a “change of control,” as defined in the employment agreement, Mr. Haligowski will be entitled to receive during the remaining term of the agreement his base salary calculated at the highest annual rate during the three years prior to his involuntary termination and the average amount of cash bonus and incentive compensation paid for the two years prior to his involuntary termination, if any, the continuation of all employment related benefits for the 60 months following the date of termination and the immediate vesting of any stock options and restricted stock awards previously granted and outstanding. As a result of a change of control, Mr. Haligowski will also be retained as a consultant for an eighteen month period following the change in control at a monthly consulting fee equal to 75% of his base salary and an additional contribution to his account in our Supplemental Executive Retirement Plan equal to 3.95 times his base salary. In addition, the terms of the employment agreement shall be extended 60 months and stock options and restricted stock awards previously granted and outstanding, salary continuation plans, equity club memberships and other fringe benefits shall immediately vest following a change of control. The annual base salary for Mr. Haligowski under the employment agreement is currently $498,750 (which may be increased from time to time by the Board of Directors). The employment agreement also provides for, among other things, annual incentive compensation, disability pay, participation in stock benefit and salary continuation plans, and other fringe benefits, including a supplemental housing payment of not less than $2,500 per month, an automobile allowance of not less than $1,950 per month, and life insurance coverage in an amount not less than four times Mr. Haligowski’s annual salary. In addition we shall maintain health, dental and life insurance benefits for the 60 months following an involuntary termination and transfer title to our owned vehicle currently used by Mr. Haligowski. In March 2000, we adopted a Salary Continuation Plan for the benefit of Mr. Haligowski. Under the terms of this plan, Mr. Haligowski will be entitled to receive monthly payments, based on 75% of his average monthly base salary for the three years preceding the year in which the plan benefits become payable, for a 15 year period. The benefits under the plan become payable on the earlier of Mr. Haligowski’s retirement upon reaching age 65, or his death, disability, or involuntary termination (other than a termination for cause, as defined in the agreement). If Mr. Haligowski voluntarily terminates his employment prior to reaching age 65, the benefit payable to him under the plan will be prorated based on the ratio of the actual period that he worked while the plan is in effect to the scheduled period of time that he would have worked if he had continued to work until reaching age 65. If we undergo a change of control, the vesting of plan benefits accelerates and become payable monthly over a ten-year period, with an increased monthly payment to reflect the shorter payment period.

Change of Control Agreements

      We have entered into change of control agreements with Messrs. Bruce, Doyle, Nickbarg and Wallace. The change in control agreements have initial terms of one year and shall automatically extend for additional one-year periods upon a change of control, as defined in the agreement, or upon their anniversary date, unless either party provides the other with at least 90 days notice of termination. These agreements provide that in the event the officer is involuntarily terminated within 24 months following a change of control, as defined in the agreement, the officer shall be entitled to receive upon such termination an amount equal to the greater of the annualized salary as in effect on the date of the change of control or the date of termination for a period of up to 18 months and a pro rata portion of his bonus from the previous year. In addition we will maintain health, dental and life insurance benefits for up to the next 18 months for each officer and transfer title to our owned vehicle currently used by the officer or, in the event the officer receives a monthly cash car allowance in lieu of the use of our vehicle, we shall pay an amount equal to up to 18 times the monthly allowance. Stock options and restricted stock awards previously granted and outstanding will also immediately vest. The annual base salary for Messrs. Bruce, Doyle, Nickbarg and Wallace is currently $230,000, $195,000, $175,000 and $150,000, respectively.

      Both Mr. Haligowski’s employment agreement and the change of control agreements also provide that to the extent any payments made may be considered excess parachute payments under Section 280G of the Internal Revenue Code that are subject to excise tax, we will pay an additional amount needed to insure that the amount of payments and value of benefits received equals the same amount in the absence of any excise tax.

Supplemental Executive Retirement Plan (SERP)

      The SERP provides that the compensation committee may make restricted stock awards under ITLA Capital’s Recognition and Retention Plan (RRP) on a tax deferred basis through the SERP. The SERP further provides that Mr. Haligowski shall receive an allocation annually, subject to the performance terms of the RRP, of a restricted stock award equal to one-third of his base salary and all other participants shall receive an award equal to one-fifth of base salary subject to the approval of the compensation committee, which may also allocate a greater or lesser award or no award in its discretion. For this purpose, each share of common stock has been valued at $9.00 per share, the fair market value of the common stock on the date of issuance to the SERP. A participant shall only have a vested right to amounts allocated to his or her account if the participant is employed on the last day of a three year vesting cycle or earlier at the discretion of the compensation committee. Upon a change in control (as defined in the SERP), the participant shall have an accelerated vesting of all shares allocated to his or her account. The participant shall only have a right to vested shares in his or her account upon normal retirement, death, disability or termination. The last day of the next vesting cycle for shares allocated to the SERP accounts for the benefit of the participants for the years 2003, 2004 and 2005 is December 31, 2005.

Nonqualified Deferred Compensation Plan

      The ITLA Capital Corporation Supplemental Salary Savings Plan (the “Supplemental Plan”) and Nonqualified Deferred Compensation Plan (the “Deferral Plan”) are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under our 401(k) Plan due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of the participant’s direct cash compensation until a future date specified by the participant. Both of these plans are unfunded plans, meaning that all benefits payable thereunder are payable from our general assets, and funds available to pay benefits are subject to the claims of our general creditors. We have established a Rabbi Trust with a third party FDIC insured financial institution which holds the contributions to the Supplemental Plan and Deferral Plan, for the purpose of providing the benefits set forth under the terms of the plans. Participants only have the rights of unsecured creditors with respect to the Rabbi Trust assets.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 2003, the Compensation Committee was comprised of Directors Lipscomb and Oribe.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      Compensation Policies. Under the supervision of the Board of Directors, ITLA Capital has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of ITLA Capital, and thus shareholder value, by closely aligning the financial interests of ITLA Capital’s employees, including its Chief Executive Officer and ITLA Capital’s other senior management, with those of its shareholders.

      The executive compensation program of ITLA Capital is designed to:

•	Support a pay-for-performance policy that differentiates compensation based on corporate and individual performance;

•	Motivate employees to assume increased responsibility and reward them for their achievements;

•	Provide compensation opportunities that are comparable to those offered by other leading companies, allowing ITLA Capital to compete for and retain talented executives who are critical to ITLA Capital’s long-term success; and

•	Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

      At present, the executive compensation program is comprised of salary, annual cash bonus incentive opportunities, long-term incentive opportunities in the form of stock options and restricted stock awards, and miscellaneous benefits typically offered to executives by major corporations. The Committee considers the total compensation (earned or potentially available) in establishing each element of compensation so that total compensation paid is competitive with the market place, based on an independent compensation consultant’s survey of salary competitiveness of other financial institutions.

      For Mr. Haligowski and the other executive officers, as an executive’s level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on ITLA Capital performance incentives rather than on salary. Reliance on ITLA Capital performance causes greater variability in the individual’s total compensation from year to year. By varying annual and long-term compensation and basing both on corporate performance, ITLA Capital believes executive officers are encouraged to continue focusing on building profitability and shareholder value.

      Salary and Bonus. With respect to Mr. Haligowski’s base salary, the Committee took into account a comparison of salaries of chief executive officers of financial institutions statewide and established Mr. Haligowski’s salary at $498,750 as of January 1, 2003. Likewise, each executive officer’s base salary was determined utilizing financial institution compensation surveys. Mr. Haligowski’s cash bonus for 2003 was determined by the Committee after considering Mr. Haligowski’s individual performance and the performance of ITLA Capital during 2003, as well as the recommendation of the independent compensation consultant. The 2003 cash bonuses for the other executive officers were also determined by the Committee based on the individual performance of each officer and the performance of ITLA Capital during 2003, as well as the recommendations of Mr. Haligowski.

      Stock Option Awards. The Employee Stock Incentive Plan is designed to align a significant portion of the executive compensation program with shareholder interests. The Employee Stock Incentive Plan provides for the granting of stock-based awards. To date, stock options are the only awards granted under the Employee Stock Incentive Plan to executive officers and other key employees.

      Restricted Stock Awards. In 1996, the Committee adopted a policy relating to the granting of restricted stock awards to executive officers and certain key employees under the RRP to be carried out by the Committee. Under this policy, awards may be granted to plan participants by the Committee utilizing objective criteria adopted by the Committee and approved by the Board of Directors, after taking into account the proposed allocations under ITLA Capital’s SERP, the practices of other publicly traded financial institutions and such other factors as deemed appropriate. In addition, under the formula, no awards under the proposed RRP may be granted in any year in which Imperial Capital Bank does not achieve a return on average assets of at least .50% and remain adequately capitalized under FDIC rules.

Jeffrey L. Lipscomb
Hirotaka Oribe

PERFORMANCE GRAPH

      The following Stock Performance Graph shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this graph therein, and shall not otherwise be deemed filed under such Acts.

      The following graph, prepared by SNL Securities, L.C., compares the performance of our Common Stock with that of the Nasdaq Composite Index (U.S. Companies), the SNL Bank Index and the SNL Thrift Index over a five year period through December 31, 2003. The SNL Thrift Index was used in our last annual meeting proxy statement, and is used again in this proxy statement, because Imperial Capital Bank was a California-chartered thrift and loan until its conversion to a California-chartered commercial bank on January 1, 2003. The comparison assumes $100 was invested on December 31, 1998 in our Common Stock and in each of the foregoing indices and assumes the reinvestment of all dividends. Historical stock price performance is not necessarily indicative of future stock price performance.

	Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

ITLA Capital Corporation	100.00	83.06	126.45	138.58	219.70	331.24
NASDAQ — Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Thrift Index	100.00	81.69	130.44	139.42	166.32	235.45
SNL Bank Index	100.00	96.92	114.46	115.61	106.01	143.00

TRANSACTIONS WITH CERTAIN RELATED PERSONS

      During the year, we utilized the services of Tisdale & Nicholson. Director Mayuga was a partner in that law firm in 2003. During 2003, this law firm received $151,130 in legal fees from us, which was not in excess of 5% of the firm’s total revenues for the year. ITLA Capital has entered into a lending agreement with Mr. Haligowski as of January 20, 2000 for a seven hundred thousand dollar ($700,000) line of credit. To date, no funds have been drawn down from this line.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

      To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the inadvertent failure to timely file a Form 3 by Joseph Ursino, a former officer of ITLA Capital.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

      On May 29, 2002, the Board of Directors of ITLA Capital dismissed our independent auditors, Arthur Andersen LLP, and upon recommendation by our Audit Committee, approved the engagement of Ernst & Young LLP as our independent auditors for the year ending December 31, 2002.

      The reports of Arthur Andersen LLP on our financial statements as of and for the years ending December 31, 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

      During our fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from January 1, 2002 through May 29, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. There were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      Prior to the dismissal of Arthur Andersen LLP, we did not consult with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements; or (iii) a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

      The Audit Committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our financial statements for the year ending December 31, 2004. In making its determination to reappoint Ernst & Young LLP as our independent auditors for the 2004 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Ernst & Young LLP, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are asked to ratify this appointment at the annual meeting. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Ernst & Young LLP.

      A representative of Ernst & Young LLP is expected to attend the meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2003.

SHAREHOLDER PROPOSALS

      In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 28, 2005. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our certificate of incorporation and bylaws and Delaware law. To be considered for presentation at the next annual meeting, but not for inclusion in our proxy materials for the meeting, a shareholder proposal must be received at our executive office by April 29, 2005; however, if the date of the next annual meeting is held before July 8, 2005 or after September 26, 2005, the proposal must be received by the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of such meeting is first made.

OTHER MATTERS

      As of the date of this Proxy Statement, our Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. If, however, any other matters should properly come before the Meeting, it is intended that our Board of Directors, as proxy for the shareholder, will act in accordance with its best judgment.

      The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $3,500, plus reasonable out of pocket expenses.

By Order of the Board of Directors

GEORGE W. HALIGOWSKI
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California

June 28, 2004

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD

OF DIRECTORS OF ITLA CAPITAL CORPORATION

I. Statement of Policy

      The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of ITLA Capital Corporation (the “Corporation”) to represent and provide assistance to the Board in fulfilling its oversight responsibility relating to the integrity of the Corporation’s financial statements and the financial reporting processes; the systems of internal accounting and financial controls; the Corporation’s compliance with legal and regulatory requirements; the annual independent audit of the Corporation’s financial statements; the independent auditors’ qualifications and independence; the performance of the Corporation’s internal audit function and independent auditors and any other areas specified by the Board of potential financial risks to the Corporation. The Committee shall annually prepare a report to shareholders as required by the Securities and Exchange Commission (the “SEC”) for inclusion in the Corporation’s annual proxy statement. In discharging its duties and responsibilities, the Committee is empowered to investigate any matter brought to its attention, with full access to all necessary books, records, facilities and personnel of the Corporation, and has the authority to retain at the Corporation’s expense special legal, accounting or other advisors, consultants or experts as it deems appropriate.

      In fulfilling its responsibilities, it is recognized that members of the Committee are not employees of the Corporation. The Corporation’s management is responsible for preparing the Corporation’s financial statements. The independent auditors are responsible for auditing the Corporation’s annual financial statements and reviewing the Corporation’s quarterly financial statements prior to the filing of the Corporation’s annual and quarterly reports on Forms 10-K and 10-Q with the SEC. It is not the duty or responsibility of the Committee or its members to conduct auditing or accounting reviews or procedures or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation from whom and from which he or she receives information and the accuracy of the financial and other information provided to the Committee by such persons or organizations, absent actual knowledge to the contrary (which shall be promptly reported to the Board).

II. Committee Composition and Meetings

      The Committee composition shall be in accordance with the NASDAQ Stock Market (the “NASDAQ”) listing standards. The Committee shall be comprised of three or more directors (including a chairperson) as appointed annually by the Board, considering the recommendation of the Nominating Committee, each of whom shall meet the independence requirements of the NASDAQ and SEC for audit committee members, and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment. At least one member of the Committee may be designated annually by the Board as an “audit committee financial expert,” as the SEC defines that term and as the Board interprets such qualification in its business judgment consistent with such definition. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies, subject to the qualification requirements of this Charter.

      The Committee shall meet at least quarterly. The Committee chairperson shall prepare and/or approve an agenda in advance of each meeting. If the chairperson is not available for a meeting, the other members of the Committee may appoint a temporary chairperson for such meeting. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee shall meet separately, periodically, with management, the chief internal auditor and/or other members of the Corporation’s Internal Audit Department and the independent auditors, to discuss any matters that the

Committee or any of these persons believes should be discussed. The Committee may also meet separately with regulatory examiners.

III. Committee Duties, Responsibilities and Processes

      The following shall be the principal duties, responsibilities and recurring processes of the Committee in carrying out its oversight role. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. As part of its oversight responsibility, the Committee shall:

Review Procedures

      1. Review and discuss the form of presentation and type of information to be contained in earnings press releases. The Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance.

      2. Prior to the filing of quarterly and annual reports on Forms 10-Q and 10-K, review and discuss with management and the independent auditors: (i) the Corporation’s quarterly and annual consolidated financial statements; (ii) matters that affect the Corporation’s consolidated financial statements, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” (iii) the results of the independent auditors’ reviews of the quarterly financial statements, the audit of the annual financial statements and the independent auditors’ report, and any other matters required to be communicated to the Committee by the independent auditors, as well as discussions regarding qualitative judgments of the independent auditors about the appropriateness, not just the acceptability, of the Corporation’s accounting principles, and the clarity of the financial statements; (iv) all critical accounting policies and practices to be used; (v) any matters required to be communicated to the Committee by the independent auditors in accordance with SAS Nos. 61 and 71 or any other SAS; and (vi) other material written communications between the independent auditors and management. Prior to the filing of the Corporation’s Annual Report on Form 10-K, recommend to the Board whether the audited financial statements should be included in the Form 10-K.

      3. Regularly review with the independent auditors any problems or difficulties encountered in the course of the audit work and management’s response, including any restrictions on the scope of activities or access to requested information and any significant disagreements with management.

      4. Review: (i) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. In consultation with management, the independent auditors and the internal auditors, monitor the integrity and effectiveness of the Corporation’s financial reporting processes and systems of internal controls, including reviewing and discussing major financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings relating to the foregoing prepared by the independent auditors or the internal auditors, together with management’s responses and follow-up to these reports.

      5. Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Such procedures have been established by the Committee and are set forth in the Corporation’s Code of Business Conduct and Ethics.

Independent Auditors and Other External Services

      6. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting. The independent auditors shall report directly to the Committee.

      7. Pre-approve the engagement letters and the fees to be paid to the independent auditors for all audit and permissible non-audit services to be provided by the independent auditors and consider the possible effect that any non-audit services could have on the independence of the auditors. The Committee may establish pre-approval policies and procedures, as permitted by applicable law and SEC regulations and consistent with this Charter, for the engagement of the independent auditors to render permissible non-audit services to the Corporation, including but not limited to policies that would allow the delegation of pre-approval authority to one or more members of the Committee, provided that any pre-approvals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

      8. Evaluate the qualifications, independence and performance of the independent auditors annually. This evaluation shall include a review and discussion of the annual communication as to independence delivered by the independent auditors required by Independence Standards Board Standard No. 1. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law and the rotation of any other audit partner whose rotation is required by the regulations of the SEC.

      9. Review the audit plan of the independent auditors — discuss scope, staffing, timing, estimated and actual fees, reliance upon management and internal audit and general audit approach.

      10. Set clear hiring policies for employees or former employees of the independent auditors.

Internal Audit Department

      11. Review the budget, program, changes in program, activities, strategies, organizational structure and qualifications of the Internal Audit Department, as needed, it being understood that the Internal Audit Department functionally reports directly to the Committee. Evaluate whether the Internal Audit Department operation and structure permits unrestricted access by internal auditors to records, personnel and physical properties relevant to the performance of its responsibilities and to top management, the Committee and the Board. Assess the appropriateness of the resources allocated to internal auditing. Evaluate the effectiveness of the internal audit function.

      12. Review the appointment, performance and replacement of the chief internal auditor. Decisions regarding hiring or termination of the chief internal auditor require endorsement by the Committee. The chairperson of the Committee will also be involved in performance evaluation and compensation decisions related to the chief internal auditor.

      13. Review significant issues presented by the Internal Audit Department together with management’s response and follow-up to these reports.

Other Committee Responsibilities

      14. Review and reassess the adequacy of this Charter at least annually, and recommend any proposed changes to the Board for its approval. Ensure the publication of this Charter in accordance with SEC regulations.

      15. Maintain minutes of meetings and report regularly to the Board on the Committee’s activities. Review with the Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

      16. Review with the Corporation’s chief corporate counsel: (i) any significant legal matter that could have a material impact on the Corporation’s financial statements; (ii) legal compliance matters, including corporate securities trading policies and material notices to or inquiries received from governmental agencies; and (iii) reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

      17. Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Forms 10-K and 10-Q with respect to the financial statements and about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud, whether or not material, involving management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

      18. Perform any other activities consistent with this Charter, the Corporation’s bylaws or governing law as the Committee or the Board deems necessary or appropriate.

      19. Ensure required certifications are made to Nasdaq: (i) that a formal written charter has been adopted for the Committee and that the Committee has reviewed and reassessed the adequacy of the charter on an annual basis; and (ii) as to the independence of the members of the Committee.

IV. Funding

      The Corporation shall provide the Committee with appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of: (i) compensation to the independent auditors and to any advisors employed by the Committee; and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

REVOCABLE PROXY
ITLA CAPITAL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
July 28, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation (“ITLA Capital”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on July 28, 2004 at the Estancia La Jolla, 9700 North Torrey Pines Road, La Jolla, California, at 2:00 p.m. (California Time), and at any and all adjournments or postponements thereof, as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES NAMED HEREIN AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS, AS PROXY FOR THE SHAREHOLDER, IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE

— DETACH PROXY CARD HERE —

I.          The election as directors of all nominees listed below, each for a three-year term:

ELECTION OF DIRECTORS

☐ FOR	☐ FOR ALL EXCEPT	☐ VOTE WITHHELD

INSTRUCTION: To vote for both nominees, mark “FOR.” To vote for one nominee, but not both nominees, mark “FOR ALL EXCEPT” and strike a line through the name of the nominee below from whom you wish to withhold your vote. To withhold your vote from both nominees, mark “VOTE WITHHELD.”

Sandor X. Mayuga
Robert R. Reed

II.          The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the fiscal year ending December 31, 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In its discretion, the Board of Directors, as proxy for the shareholder, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” the election of all director nominees named above and “FOR” the ratification of the appointment of Ernst & Young LLP.

This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital’s Annual Report to Shareholders for the year ended December 31, 2003.
Dated:
PRINT NAME OF SHAREHOLDER
SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Please Detach Here

— You Must Detach This Portion of the Proxy Card —
Before Returning it in the Enclosed Envelope